UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2018
PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) and (b) PRA Group, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 20, 2018, at which the Company’s stockholders voted as follows on the matters set forth below:

1.
Election of Directors. The Company’s stockholders elected the following nominees to serve as directors until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified based upon the following votes:

	For	Withheld	Broker Non-Votes
Vikram A. Atal	36,370,500	2,606,281	3,323,263
Steven D. Fredrickson	35,418,953	3,557,828	3,323,263
Penelope W. Kyle	36,178,312	2,798,469	3,323,263
Lance L. Weaver	36,367,495	2,609,286	3,323,263

2.
Ratification of the Appointment of KPMG LLP. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018 based upon the following votes

For	Against	Abstain
41,947,761	342,991	9,292

3.
Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”) based upon the following votes:

For	Against	Abstain	Broker Non-Votes
35,426,373	3,478,224	72,184	3,323,263

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: June 26, 2018	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer